SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2003

Date of Report (Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30959	94-3199149
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure.

On September 9, 2003, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced it had appointed John J. Soto as its Vice President, International Sales. A copy of RITA’s press release announcing this addition to the Company’s management is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date:	September 10, 2003	By:	/s/ DONALD STEWART
Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated September 9, 2003.